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                                                                  EXHIBIT 10.31

                                PROMISSORY NOTE



SEK 3,170,600

                                                           SAN JOSE, CALIFORNIA
                                                                 APRIL 15, 1997


                 FOR VALUE RECEIVED, Ronny Nilsson ("Borrower"), intending to be legally bound hereby, promises to pay to FLEXTRONICS INTERNATIONAL USA, INC., a California corporation ("Payee") the principal sum of Three Million One Hundred Seventy Thousand Six Hundred Swedish Kronor (SEK 3,170,600) in accordance with the following schedule of payment dates:

                 a)  SEK 1,604,400 on 9/15/97, and
                 b)  SEK 1,566,200 on 4/15/98

                 Borrower shall have the right to prepay all or any portion of the amount outstanding hereunder at any time without penalty.

                 If Borrower shall fail to pay the amounts due on each of the payment dates, Payee shall be entitled to exercise its remedies under this Note or otherwise available to it at law or in equity. The remedies of Payee shall be cumulative and concurrent, and may be pursued singly, successively or together at the sole discretion of Payee, and may be exercised as often as occasion therefor shall occur; and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release thereof.

                 In any action brought by Payee to enforce payment hereunder or to enforce or defend any provision hereof, Borrower agrees to reimburse Payee for all costs incurred in connection therewith, including attorneys' fees and disbursements.

                 This Note is executed by the Borrower in conjunction with the Services Agreement by and between Borrower and Payee in effect on the date of this Note. This Note shall be governed by and construed in accordance with the laws of the State of California. This Note may not be assigned to any third party.

                 IN WITNESS WHEREOF, Borrower intending to be legally bound hereby, has caused this Note to be executed as of the day and year first above written.



                                                ___________________________
                                                       Ronny Nilsson









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